Exhibit 32.1

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002,

18 U.S.C. Section 1350

I, J. Brett Harvey, Chief Executive Officer (principal executive officer) of CNX Gas Corporation (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly on Form 10-Q (the “Report”) for the period ended June 30, 2009, of the Registrant:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 3, 2009

/s/ J. Brett Harvey
J. Brett Harvey
Chief Executive Officer (Principal Executive Officer)